                                                  EXHIBIT 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:
Investor Relations                                                                                                           Trade Relations
Tim McCauley                                                                                                             Brian Wolfenden
Director of Business Planning & Investor Relations                                                                                                    Director of Marketing Communications
(203) 769-8054                                                                                                             (603) 594-8585, ext. 3435
tmccauley@presstek.com                                                                                                            bwolfenden@presstek.com

PRESSTEK REPORTS A $1.6 MILLION IMPROVEMENT IN FIRST QUARTER 2010 OPERATING PROFIT

•	Sequential quarterly revenue growth of $1.0 million
•	$1.4 million increase in year-on-year adjusted EBITDA on a level revenue base
•	Year-on-year equipment revenue increase of 28%, CTP plate revenue increase of 10%, and operating expense decline of 16%
•	$6.7 million sequential reduction brings debt net of cash to three-year low of $5.4 million

Greenwich, CT – May 10, 2010 – Presstek, Inc. (NASDAQ: PRST), a leading supplier of digital offset printing solutions to the printing and communications industries, today reported financial and operating results for the first quarter ended April 3, 2010.  The Company reported total revenue of $34.5 million in the first quarter of 2010, level with the amount reported in the first quarter of 2009 and an increase of $1.0 million, or approximately 3 percent versus the fourth quarter of 2009.

The Company had an operating loss of $271,000 in the first quarter of 2010, a $1.6 million improvement from a loss of $1.8 million in the 2009 first quarter.  In the quarter, the Company had adjusted EBITDA of $1.8 million, an increase of $1.4 million when compared to the first quarter of 2009.  During the first quarter of 2010, the Company incurred a net loss from continuing operations of $0.5 million, or $0.02 per share, compared to a net loss from continuing operations of $1.1 million, or $0.03 per share, in the first quarter of 2009.  (See “Information Regarding Non-GAAP Measures”)

“For the second straight quarter we have increased our sequential revenue, grown our adjusted EBITDA and significantly reduced our debt net of cash.  Our current debt net of cash of $5.4 million represents an 85 percent reduction from our high point of $37.0 million three years ago this quarter,” said Presstek Chairman, President and Chief Executive Officer, Jeff Jacobson.  “We are pleased with our progress and the momentum that we have generated over the past two quarters.  As we look to the remainder of 2010 we believe that we will see an increase in revenue versus the prior year as we continue to expand our market presence with our new product offerings and expanded distribution footprint.  With this increased annual revenue we also expect to see continued positive adjusted EBITDA levels for the remainder of 2010.”

First Quarter 2010 Financial Results
Total revenue in the first quarter of 2010 was $34.5 million, the same level that was achieved in the first quarter of 2009, and an increase of $1.0 million from $33.5 million in the fourth quarter of 2009.

•
Equipment revenue increased 28 percent to $6.4 million in the first quarter of 2010, compared with $5.0 million for the same period last year.  This increase was driven by increased DI press sales and a favorable mix of 52DI units with aqueous coating.  The first quarter equipment revenue represents a sequential quarterly revenue increase of $0.6 million, or 10 percent due primarily to increased unit volumes, partially offset by an unfavorable mix of products versus the fourth quarter of 2009.

•
Consumables revenue totaled $21.5 million in the first quarter of 2010, compared with $21.9 million for the same period last year.  Increases in the “growth” DI plates and thermal CTP plates of 6 percent and 10 percent, respectively, were more than offset by reductions in the “traditional” other consumables and polyester CTP product categories.  Sequential quarterly revenue for consumables increased $0.9 million, or 4.5 percent from the fourth quarter of 2009 levels.

•
Service revenue declined approximately 13 percent to $6.6 million in the first quarter of 2010 compared to the year ago quarter primarily due to the impacts on service of the overall decrease in equipment placements that occurred in 2009 and a general trend by customers to delay service calls and maintenance to save money in a difficult economy.  Sequential quarterly revenue for service was down $0.5 million versus the fourth quarter of 2009.

Gross margin percent for the first quarter of 2010 was 33.0% compared to 35.1% in the first quarter of 2009, and 33.9% in the fourth quarter of 2009.    The reduction versus the first quarter 2009 was due primarily to a higher proportion of equipment revenue which typically has lower margins and reduced productivity due to lower manufacturing volumes.

First quarter 2010 operating expenses of $11.7 million represented a reduction of $2.3 million, or 16 percent, from the first quarter of 2009.  The decline in operating expenses was primarily related to reduced payroll costs, professional service fees and travel expenses, and the timing of trade shows; offset partially by increased non-cash stock compensation expenses.  Operating expenses declined by $0.4 million from the fourth quarter of 2009 levels.

Results from continuing operations exclude the results from the Company’s Lasertel subsidiary which were recorded as discontinued operations.  On March 5, 2010, the Company completed the sale of Lasertel for approximately $10 million, comprised of $8 million of cash and $2 million of laser diode inventory for Presstek’s future product requirements.  Lasertel operating results for the period prior to the sale were a loss from operations of $0.6 million.  Including the $0.5 million gain on the sale, Lasertel provided a net loss of $0.1 million which was equal to the loss reported in the prior year’s first quarter.

Debt net of cash totaled $5.4 million at the end of the first quarter, a reduction of $6.7 million versus the fourth quarter of 2009.  The primary cause of the reduction was the net cash proceeds received from the sale of the Company’s non-core Lasertel subsidiary, which also provided cash from operations benefits in the period.

“Cash management continues to be a strong point and an area of focus for our entire organization,” said Presstek Executive Vice President and Chief Financial Officer, Jeff Cook. “We continue to strive to maintain a proper balance of maximizing cash generation from operations while investing strategically in our long-term growth initiatives.”

“This month we are introducing our new 75DI press at the IPEX trade show in the United Kingdom,” commented Jacobson.  “This press, with its revolutionary reduction in make-ready time, represents a major step forward in our strategic initiatives to drive our products into larger customers and to a broader market segment.  The introduction of the Presstek 75DI press is the culmination of three years of major strategic improvements to our Company, and we are now in a great position to capitalize on these initiatives to grow our business.  We are very excited about the significant opportunity we have in front of us.  We participate in large and growing markets; we have leading edge products and technologies; and with our expanded portfolio and distribution networks, we are entering into new segments and geographies.  We believe we are at a turning point and look forward to continuing the momentum we have started.”

Information Regarding Non-GAAP Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides non-GAAP financial measures, including operating expenses excluding special charges; adjusted EBITDA; working capital excluding short-term debt; debt net of cash; and other GAAP measures adjusted for certain charges, which the Company believes are useful to help investors better understand its past financial performance and prospects for the future.  A full reconciliation of GAAP to non-GAAP measures is provided in the financial tables below.  Supplemental financial information has been provided with this release to provide additional details on the Company's performance.

Conference Call and Webcast Information
Management will discuss Presstek's first quarter 2010 results in a conference call on Monday, May 10, 2010 at 10:30 a.m. Eastern Time.  Conference call information is below:

Conference Call Access:
Domestic Dial In: (866) 383-8009
International Dial In: (617) 597-5342
Passcode:  22657156

In addition, for those unable to participate at the time of the call, a rebroadcast will be available following the call from Monday, May 10, 2010 at 1:30 PM Eastern Time until Monday, May 17, 2010 at 11:59 PM Eastern Time.

Rebroadcast Access:
Domestic Dial In: (888) 286-8010
International Dial In: (617) 801-6888
Passcode: 74444755

An archived webcast of this conference call will also be available on the "Investor Events Calendar" page of the Company's web site, www.presstek.com.

About Presstek
Presstek, Inc. is a leading supplier of digital offset printing solutions to the printing and communications industries.  Presstek’s DI® digital offset solutions bridge the gap between toner and conventional offset printing, enabling printers to cost effectively meet increasing customer demand for high quality, short run color printing with a fast turnaround time while providing improved profit margins. The Company’s CTP portfolio ranges from two-page to eight-page systems, many of which are fully automated.  These systems support Presstek’s line of chemistry-free plates as well as Aeon, a no preheat thermal plate which offers run lengths up to one million impressions. Presstek also offers a range of workflow solutions, pressroom supplies, and reliable service. Presstek is well positioned to support print environments of any size on a worldwide basis. Visit www.presstek.com or call +1.603.595.7000 for more information.
DI is a registered trademark of Presstek, Inc.

“Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected revenue, adjusted EBITDA, expectations of customer demand, and the ability of the Company to achieve its stated objectives.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to: the severity and length of the current economic downturn,  the impact of the economic downturn on the availability of credit for the Company’s customers, market acceptance of and demand for the Company's products and resulting revenue and adjusted EBITDA, the ability of the Company to successfully expand into new territories, the ability of the Company to meet its stated financial and operational objectives, the Company's dependence on its partners (both manufacturing and distribution), and other risks and uncertainties detailed in the Company's 2009 Annual Report on Form 10-K and the Company's other reports on file with the Securities and Exchange Commission.  The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," "likely," "opportunity," expressions of optimism concerning future events or results, and similar expressions, among others, identify forward-looking statements.   Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  The Company undertakes no obligation to update any forward-looking statements contained in this news release.

PRESSTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share data)
(Unaudited)
	Three months ended
	April 3,	April 4,
	2010	2009
Revenue
Equipment	$6,393	$4,987
Consumables	21,495	21,909
Service and parts	6,603	7,564
Total revenue	34,491	34,460

Cost of revenue
Equipment	6,098	4,692
Consumables	11,846	11,685
Service and parts	5,154	5,989
Total cost of revenue	23,098	22,366

Gross profit	11,393	12,094

Operating expenses
Research and development	1,081	1,260
Sales, marketing and customer support	5,284	6,365
General and administrative	5,077	5,972
Amortization of intangible assets	210	254
Restructuring and other charges	12	84
Total operating expenses	11,664	13,935

Loss from operations	(271)	(1,841)
Interest and other expense, net	(372)	460

Loss from continuing operations before income taxes	(643)	(1,381)
Benefit for income taxes	(99)	(275)

Loss from continuing operations	(544)	(1,106)
Loss from discontinued operations, net of income taxes	(78)	(85)

Net loss	$(622)	$(1,191)

Loss per share - basic
Loss from continuing operations	$(0.02)	$(0.03)
Loss from discontinued operations	(0.00)	(0.00)
	$(0.02)	$(0.03)
Loss per share - diluted
Loss from continuing operations	$(0.02)	$(0.03)
Loss from discontinued operations	(0.00)	(0.00)
	$(0.02)	$(0.03)
Weighted average shares outstanding
Weighted average shares outstanding - basic	36,872	36,637
Dilutive effect of stock options	-	-
Weighed average shares outstanding - diluted	36,872	36,637

PRESSTEK, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	April 3,	January 2,
	2010	2010
ASSETS
Current assets
Cash and cash equivalents	$3,477	$5,843
Accounts receivable, net	22,178	22,605
Inventories	28,687	30,378
Assets of discontinued operations	-	12,624
Deferred income taxes	243	243
Other current assets	3,002	2,598
Total current assets	57,587	74,291

Property, plant and equipment, net	23,643	24,307
Intangible assets, net	4,735	4,316
Deferred income taxes	1,349	1,140
Other noncurrent assets	1,378	481

Total assets	$88,692	$104,535

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Line of credit	$8,849	$17,910
Accounts payable	10,394	9,887
Accrued expenses	7,442	8,049
Deferred revenue	5,878	6,497
Liabilities of discontinued operations	-	5,203
Total current liabilities	32,563	47,546

Other long-term liabilities	131	141

Total liabilities	32,694	47,687

Stockholders' equity
Preferred stock	-	-
Common stock	368	368
Additional paid-in capital	120,560	120,005
Accumulated other comprehensive loss	(4,593)	(3,810)
Accumulated deficit	(60,337)	(59,715)
Total stockholders' equity	55,998	56,848

Total liabilities and stockholders' equity	$88,692	$104,535

PRESSTEK, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
$000's
(Unaudited)

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010
Key Units
DI Presses (Excludes QMDI)	13	11	12	15	17
CTP Platesetters (Excludes DPM)	24	21	15	10	16

Product Revenue - Growth Portfolio
DI Presses (Excludes QMDI)	3,521	3,732	2,923	5,634	4,792
Presstek Branded DI Plates	4,025	4,301	4,318	4,022	4,255
Total DI Revenue	7,546	8,033	7,241	9,656	9,047

Thermal CTP Platesetters (Excludes DPM)	1,109	1,505	1,081	578	992
Thermal CTP Plates	3,426	3,678	3,745	3,523	3,766
Total CTP Revenue	4,535	5,183	4,826	4,101	4,758

Total Product Revenue - Growth	12,081	13,216	12,067	13,757	13,805

Product Revenue - Traditional Portfolio
QMDI Platform	2,962	2,987	3,056	3,155	2,853
Polyester CTP Platform	3,575	3,178	3,228	2,896	3,230
Other DI Plates	1,295	1,128	1,438	1,521	1,288
Conventional/Other	7,774	6,608	6,772	5,825	7,139
Total Product Revenue - Traditional	15,606	13,901	14,494	13,397	14,510

Gross Product Revenue	27,687	27,117	26,561	27,154	28,315

Installation Transfer	(791)	(793)	(784)	(764)	(427)

Net Product Revenue	26,896	26,324	25,777	26,390	27,888

Service Revenue	7,564	7,186	7,229	7,092	6,603

Total Revenue	34,460	33,510	33,006	33,482	34,491

Gross Product Revenue Components %
Growth	43.6%	48.7%	45.4%	50.7%	48.8%
Traditional	56.4%	51.3%	54.6%	49.3%	51.2%

Geographic Revenues (Origination)
North America	26,715	26,076	26,810	26,436	26,894
Europe	7,745	7,434	6,196	7,046	7,597
Consolidated	34,460	33,510	33,006	33,482	34,491

Gross Margin

Equipment	5.9%	0.9%	-124.8%	-1.4%	4.6%
Consumables	46.7%	43.5%	45.9%	45.7%	44.9%
Service	20.8%	25.3%	28.5%	28.7%	21.9%
Consolidated	35.1%	32.9%	23.3%	33.9%	33.0%

Operating Expenses excluding Special Charges
Total Operating Expenses	$13,935	$14,640	$13,866	$12,023	$11,664
less: Restructuring and Other Charges	$84	$38	$1,040	$522	$12
Operating Expenses excluding Special Charges (a)	13,851	14,602	12,826	11,501	11,652

Adjusted EBITDA
Net income (loss) from continuing operations	(1,106)	(39,869)	(6,647)	(1,487)	(544)
Add back:
Interest	56	110	491	459	297
Tax charge (benefit)	(275)	16,905	(264)	(32)	(99)
Depreciation and amortization	1,191	1,150	1,231	1,173	1,293
Impairment / Other non-cash charges	-	19,114	2,700	124	-
Non cash portion of equity compensation	457	505	389	351	811
Restructuring and other charges	84	38	1,040	522	12
Adjusted EBITDA (a)	407	(2,047)	(1,060)	1,110	1,770

Working Capital
Total current assets	$83,850	$73,994	$68,159	$61,667	$57,587
Current liabilities	48,788	48,937	49,739	42,343	32,563
Working capital	35,062	25,057	18,420	19,324	25,024
Add back short-term debt
Current portion of long-term debt	2,454	1,644	834	-	-
Line of credit	12,487	15,948	22,612	17,910	8,849
Working capital excluding debt (a)	50,003	42,649	41,866	37,234	33,873

Debt net of cash
Calculation of total debt:
Current portion of long-term debt	$2,454	$1,644	$834	$-	$-
Line of credit	12,487	15,948	22,612	17,910	8,849
Total debt	14,941	17,592	23,446	17,910	8,849
Cash	5,262	4,453	7,220	5,843	3,477
Debt net of cash (a)	$9,679	$13,139	$16,226	$12,067	$5,372

Days Sales Outstanding	74	69	66	59	57

Days Inventory Outstanding	100	105	99	84	78

Capital Expenditures	$180	$238	$257	$51	574

Employees	612	608	553	527	515

a.   Operating expenses, excluding special charges, Adjusted EBITDA [earnings before interest, taxes, depreciation, amortization and restructuring and other non-recurring charges (credits)]; Working capital excluding debt; and Debt net of cash are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.  Presstek's management believes that Adjusted EBITDA and Operating expenses excluding special charges provide meaningful supplemental information regarding Presstek's current financial performance and prospects for the future.   Presstek's management believes that Working capital excluding debt, provides meaningful supplemental information regarding Presstek's ability to meet its current liability obligations.  Presstek's management believes that Debt net of cash provides meaningful information on Presstek's debt relative to its cash position.

Presstek believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Presstek's ongoing operations and liquidity, and when planning and forecasting future periods.  These non-GAAP measures also facilitate management's internal comparisons to Presstek's historical operating results and liquidity.  Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies.  Reconciliations of these measures to GAAP are included in the tables above.

** Certain amounts may be subject to reclassification to conform to current presentation.